Exhibit 99.2

Jade Biosciences Announces JADE201, a Potentially Best-in-Class Half-Life Extended Afucosylated Anti-BAFF Receptor Monoclonal Antibody in Development for Autoimmune Diseases

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JADE201 builds on clinical proof-of-concept for BAFF-R targeting, adding half-life extension technology to provide extended receptor occupancy with the goal of delivering deeper, more durable B cell depletion with less frequent subcutaneous dosing

•	JADE201’s high affinity binding and extended half-life enabled dose-dependent BAFF receptor occupancy and sustained B cell depletion in non-human primates

•	First-in-human trial in rheumatoid arthritis expected to begin in the first half of 2026; potential for broad opportunity across multiple autoimmune diseases validated by BAFF-R biology

•	Company to host conference call and webcast today at 8:00 a.m. ET

San Francisco and Vancouver, British Columbia October 7, 2025 – Jade Biosciences, Inc. (the ”Company” or “Jade”) (Nasdaq: JBIO), a clinical-stage biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today unveiled JADE201, its investigational half-life extended, afucosylated monoclonal antibody targeting the B-cell activating factor receptor (BAFF-R). JADE201 is designed to overcome the limitations of current B cell-directed therapies by combining a dual mechanism of action and half-life extension technology, with the goal of improving on the clinical benefit of existing B-cell depleting therapies across a broad range of autoimmune diseases.

“JADE201 reflects the progress we are making to build a complementary portfolio of therapies that modulate B-cell biology,” said Tom Frohlich, Chief Executive Officer of Jade. “JADE201 bolsters our portfolio of autoimmune disease therapies, which includes JADE101, a potentially best-in-class anti-APRIL monoclonal antibody being studied for the treatment of IgA nephropathy. JADE201 combines a validated mechanism of action with half-life extension designed to enable potent activity with more patient-friendly, infrequent dosing as we work to advance new standards of care for autoimmune diseases. Jade has a world-class team of drug developers, which combined with our strengthened balance sheet following our recent private financing, positions us well to execute on our mission.”

Andrew King, Chief Scientific Officer and Head of R&D at Jade, added, “With JADE201, we are building directly on the clinical validation of targeting BAFF-R. Its dual mechanism of action combines enhanced B cell depletion via antibody-dependent cellular toxicity and blockade of BAFF-R mediated survival and activation signals. JADE201 is designed to deliver deeper, more durable B-cell depletion with less frequent subcutaneous dosing, potentially providing a differentiated therapy across multiple autoimmune diseases.”

Current B-cell depleting therapies may spare important pathogenic B cell populations and risk resistance, and relapse as a result of elevated BAFF signaling that drives B cell repopulation and autoreactivity. JADE201 was engineered with high binding affinity to BAFF-R, supporting robust receptor engagement across multiple B cell subsets. JADE201 incorporates afucosylation to enhance antibody-dependent cellular toxicity and a clinically validated Fc mutation to increase neonatal Fc receptor binding, with the goal of extending systemic exposure while preserving activity.

The clinical proof-of-concept for BAFF-R inhibition has been established by ianalumab, which has shown activity across multiple autoimmune indications, including in multiple recent positive Phase 3 trials. JADE201 builds on the desirable pharmacological benefits of ianalumab while addressing its relatively short human half-life by adding half-life extension technology to extend drug exposure, with the potential to enable less frequent subcutaneous dosing and enhance efficacy.

In non-human primate studies, JADE201 achieved dose-dependent BAFF receptor occupancy, sustained B cell depletion after a single subcutaneous dose, and demonstrated approximately a two-fold increase in half-life compared with ianalumab. This extended exposure is designed to improve durability and convenience while preserving potency, with the goal of reducing treatment burden and potentially enhancing efficacy.

Jade expects to initiate a first-in-human study evaluating JADE201 in patients with rheumatoid arthritis in the first half of 2026. The randomized, placebo-controlled, single ascending dose trial will assess safety, tolerability, pharmacokinetics, and pharmacodynamics, with biomarker-rich endpoints including BAFF-R occupancy, soluble BAFF levels, and B cell subpopulation profiling.

Conference Call and Webcast

Jade will host a conference call and webcast today, October 7, 2025, at 8:00 a.m. ET to discuss the JADE201 profile outlined in this press release. Investors and the general public are invited to listen to the live webcast and may register on the “Events and Presentations” page of the company’s website at JadeBiosciences.com. To join the live conference call, participants must register here. Upon registering, you will receive dial-in details and a unique PIN to access the call. A replay of the webcast will be available on the Jade website shortly after the call concludes.

About JADE201

JADE201 is a half-life extended, afucosylated monoclonal antibody targeting BAFF-R (B-cell activating factor receptor), a clinically validated pathway in autoimmune disease. It is designed with a dual mechanism of action: blocking BAFF signaling to inhibit B cell survival and enhancing effector functions to directly eliminate B cells.

About JADE101

JADE101 is a fully human monoclonal antibody that selectively blocks APRIL with ultra-high binding affinity and is engineered for half-life extension. Preclinical studies demonstrated potent, sustained IgA suppression after a single dose in non-human primates, with a serum half-life of approximately 27 days. JADE101 was designed to avoid formation of high molecular weight immune complexes, with the goal of supporting predictable pharmacokinetics and reduced immunogenicity risk. Its differentiated pharmacokinetic and pharmacodynamic profile supports the potential for infrequent and convenient subcutaneous dosing, an important consideration for a condition often diagnosed in young adulthood and potentially requiring life-long treatment.

About Jade Biosciences, Inc.

Jade Biosciences is a clinical-stage biotechnology company focused on developing best-in-class therapies that address critical unmet needs in autoimmune diseases. Jade’s lead candidate, JADE101, targets the cytokine APRIL, and is currently being evaluated in a Phase 1 clinical trial for the treatment of immunoglobulin A nephropathy. Jade’s pipeline also includes JADE201, an afucosylated anti-BAFF-R monoclonal antibody, as well as JADE-003, an undisclosed antibody discovery program, both currently in preclinical development. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount. For more information, visit JadeBiosciences.com and follow the Company on LinkedIn.

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Jade’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the expected design of, and timeline for initiating, a first-in-human clinical trial of JADE201; potential opportunities for JADE201 across a broad range of autoimmune diseases including multiple fast-follower and first-in-class opportunities; the potential of JADE101, JADE 201 and any future product candidates to become best-in-class therapies and their potential therapeutic uses, mechanisms of action, efficacy, dosing, durability, safety and market opportunities. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Jade will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the Phase 1 clinical trial of JADE101, the planned clinical trial of JADE201 and any future clinical trials may be delayed or may not demonstrate desirable safety and/or efficacy; Jade may experience unanticipated costs, difficulties or delays in the product development process; Jade’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; enrollment or regulatory challenges; risks associated with dependence on third-parties for the development, manufacture and supply of JADE101 and JADE201; and the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025). Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contact

Priyanka Shah

Media@JadeBiosciences.com

IR@JadeBiosciences.com

908-447-6134